Exhibit 5.3

McCarthy Tétrault LLP Suite 2500 1000 De La Gauchetière Street West Montréal QC H3B 0A2 Canada Tel: 514-397-4100 Fax: 514-875-6246

October 5, 2021

Nuvei Corporation

1100 René -Lévesque Boulevard West

Suite 900

Montreal, Québec H3B 4N4

Dear Sirs/Mesdames:

Re:	Consent regarding Registration Statement on Form F-10/A for Nuvei Corporation

We refer to the registration statement on Form F-10/A dated October 5, 2021 (the “Registration Statement”) of Nuvei Corporation (the “Registrant”) to which this consent is exhibited.

We hereby consent to the use of our firm name on the face page of the Registration Statement and in the prospectus supplement included therein, under the headings “Experts” and “Documents Filed as Part of the Registration Statement” and to the reference to and use of our opinions under the headings “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours very truly,

/s/McCarthy Tétrault LLP

MCCARTHY TÉTRAULT LLP